As filed with the Securities and Exchange Commission on July 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KLOTHO NEUROSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-2727441
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

13576 Walnut Street, Suite A
Omaha, NE 68144

(833) 931-6330

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph A. Sinkule

Chief Executive Officer

13576 Walnut Street, Suite A
Omaha, NE 68144

(833) 931-6330

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul Goodman, Esq.

Cyruli Shanks & Zizmor, LLP

420 Lexington Avenue

Suite 2320

New York, NY 10170

(212) 212-6800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This registration statement contains a prospectus and a prospectus supplement:

●	a base prospectus which covers the offering, issuance and sale by us of up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings; and

●	A resale prospectus, which covers Common Shares of Klotho Neurosciences, Inc. that may be sold in one or more secondary offerings by the selling shareholder named in the resale prospectus; and

●	a sales agreement prospectus supplement covering the offer, issuance and sale by us of up to a maximum aggregate offering price of up to $50,000,000 of our common stock that may be issued and sold from time to time under a sales agreement with A.G.P./Alliance Global Partners (the “Sales Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus and the resale prospectus supplements immediately follows the base prospectus. The $50,000,000 of common stock that may be offered, issued and sold under the sales agreement prospectus supplement is included in the $100,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement, any portion of the $50,000,000 included in the sales agreement prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the Sales Agreement, the full $100,000,000 of securities may be sold in other offerings pursuant to the base prospectus.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JULY 7, 2025

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above, from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide one or more supplements to this prospectus that contains specific information about the offering, including the amounts, prices, and terms of the securities. The supplements may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and all applicable prospectus supplements, together with the documents we incorporate by reference, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement to the extent appropriate or required by law. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on listed on The Nasdaq Stock Market under the trading symbol “KLTO” and our warrants are traded on listed on The Nasdaq Stock Market under the symbol “KLTOW.” On July 1, 2025, the last reported sale price of our common stock was $1.06.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July ___, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration statement process, we may offer shares of our common stock, preferred stock, warrants to purchase common stock or preferred stock, and/or units to purchase any of such securities, either individually or in combination with other securities described in this prospectus, in one or more offerings from time to time, with a total value of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will include more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, we urge you to carefully read this prospectus, all applicable prospectus supplements, and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the additional information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not have authorized anyone to provide you with different information. You should not assume that the information in this prospectus, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover. We have not authorized anyone to provide you with different or additional information. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any applicable prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information in this prospectus, any applicable prospectus supplement, or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any related free writing prospectus, or any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

This prospectus includes summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Where You Can Find Additional Information.”

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. You should carefully read this prospectus, all documents incorporated by reference, any prospectus supplement and any related free writing prospectus, and the additional information described in the “Where You Can Find Additional Information” section of this prospectus, before buying any of the securities being offered. Unless expressly indicated or the context otherwise requires, references in this prospectus to the “Company,” the “Registrant,” “we,” “us,” and “our” refer to Klotho Neuroscicens, Inc. and its subsidiaries on a consolidated basis unless the context requires otherwise.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, all applicable prospectus supplements, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” contained in this prospectus, all applicable prospectus supplements, and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

Klotho Neurosciences is dedicated to realizing the potential of biologic, cell and gene therapies to offer transformative patient outcomes in areas of high unmet medical need by extending the reach of protein, cell, and gene therapies to highly prevalent neurodegenerative disorders like amyotrophic lateral sclerosis (ALS) and Alzheimer’s disease as they are universally fatal neurodegenerative diseases. Our vision is to build a leading gene therapy company for the treatment of cancer and neurodegenerative diseases by progressing our α-Klotho gene therapy research programs and identifying, developing, and commercializing other novel gene therapy treatments for neurodegenerative diseases, cancer and other age-related pathologies.

We have assembled a portfolio of protein and gene therapy candidates in partnership with leading scientific institutions and have built a team with extensive experience in the biotechnology commercialization and gene therapy space. Our team will pursue new innovations in vector design and delivery to optimize our investigational gene therapy product candidates for safety, potency, durability, and clinical response. We plan on building integrated internal development capabilities from product development through commercialization and focus on accelerating the pace of product development in the clinic. In addition, as part of our ongoing business strategy, we continue to explore potential opportunities to acquire or license new product candidates as well as opportunities for partnership or collaboration on our existing products in development.

Our initial focus will be on our cell therapy and gene therapy platform that uses a gene therapy approach to introduce a human gene sequence that produces a therapeutic protein called “Klotho” inside the body to treat neurodegenerative diseases and other diseases of aging (a platform technology in-licensed from the Autonomous University of Barcelona (UAB). With an initial focus on the therapeutic potential of the human α-Klotho gene, we find that there is limited competition investigating this target due to our intellectual property position relating to the secreted form of the Klotho protein (“s-KL”) and technology know-how.

Our Research Pipeline

We seek to develop essential medicines for the treatment of chronic diseases — cancer, cardiovascular, muscle, skin, and neurodegenerative disorders. Our cell and gene therapy platform consists of proprietary technology programs (patents issued and pending) that include a gene therapy program that uses a gene therapy approach to produce a therapeutic protein called “Klotho” inside the body to treat neurodegenerative diseases and other diseases of aging (in-licensed pending patent applications from UAB). The Company may develop all technologies, or it may decide to sell or partner and out-license certain technologies with other companies.

The gene therapy product candidates are in the pre-clinical stage of development. The Company plans to seek market approval in countries where we have issued and/or pending patents, to include the U.S., Canada, Europe, China and other viable markets.

Our primary focus for 2025 is the advancement of a sustainable portfolio of cell and gene therapy product candidates for age-associated neurologic diseases, both rare “orphan diseases” as well as diseases in larger patient populations. The following table describes our α-Klotho product pipeline.

Corporate Information

On May 30, 2023, the Company, then known as Redwoods Acquisition Corp. and a newly formed wholly-owned Wyoming subsidiary of Redwoods Acquisition Corp. (“Merger Sub”) entered into a Business Combination Agreement with ANEW Medical, Inc., a Wyoming corporation (“ANEW Wyoming”). On June 21, 2024, at the closing of the Business Combination Agreement, Merger Sub merged with and into ANEW Wyoming and ANEW Wyoming become a wholly-owned subsidiary of Redwoods. At the same time, the name of the Company was changed to ANEW Medical, Inc. On September 17, 2024, the Company’s name was change to Klotho Neurosciences, Inc.

The business combination was accounted for as a reverse recapitalization. ANEW Wyoming was deemed the accounting predecessor, and the combined entity is the successor SEC registrant, meaning that the ANEW Wyoming’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC.

Our principal executive offices are located at 13576 Walnut Street, Suite A, Omaha, NE 68144, and our telephone number is (833) 931-6330. Our website address is www.klothoneuro.com. The information contained on or otherwise accessible through our website is not part of this prospectus.

THE SECURITIES WE MAY OFFER

Under this prospectus, we may offer shares of our common stock, preferred stock, warrants to purchase common stock or preferred stock, and/or units to purchase any of such securities, either individually or in combination with other securities described in this prospectus, in one or more offerings from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices, and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you also may add, update, or change information contained in this prospectus or in documents we have incorporated by reference.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to or through agents, underwriters, or dealers. We, and our agents, underwriters, or dealers, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts, and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to:

●	our ability to meet future capital requirements to fund our operations, which may involve debt and/or equity financing, and to obtain such debt and/or equity financing on favorable terms, and our sources and uses of cash

●	the ability to maintain the listing of our securities on Nasdaq, and the potential liquidity and trading of our securities;

●	the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against us;

●	the risk of disruption to our current plans and operations;

●	costs related to our business;

●	changes in applicable laws or regulations;

●	our ability to execute our plans to develop and commercialize our current clinical assets, as well as any future clinical assets that we license, and the timing of any such commercialization;

●	our ability to maintain existing license agreements;

●	our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

●	our ability to achieve and maintain profitability in the future;

●	our financial performance; and

●	other factors disclosed under the section entitled “Risk Factors” herein.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “intends,” “may,” “plans,” “potential,” “will,” “would,” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks in the section titled “Risk Factors”, in any prospectus supplement and free writing prospectuses we may authorize for use in connection with this offering, and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will bear all costs, fees and expenses incurred by us in effecting the registration, offer and sale of the securities covered by this prospectus.

DESCRIPTION OF COMMON STOCK

The following is a description of our securities of as set forth in certain provisions of our Second Amended and Restated Certificate of Incorporation (the “Charter”) and our Amended and Restated Bylaws (the “Bylaws”), each previously filed with the SEC and incorporated by reference as an exhibit to this registration statement. This summary does not purport to be complete and is qualified in its entirety by the full text of the Charter, Bylaws, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). We encourage you to read our Charter, Bylaws, and the applicable portions of the DGCL carefully, along with the terms of any securities offered for sale pursuant to a prospectus supplement.

General

The total amount of authorized capital stock of the Company consists of 1,000,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

As of June 30, 2025, our issued and outstanding capital stock consists of 52,703,070 shares of common stock and 6,250,000 shares of Series B preferred stock outstanding.

Common Stock

Voting

The holders of the common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the voting power represented by shares of common stock voted for the election of directors can elect all of the directors.

Dividends

Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of common stock are entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the board of directors from time to time out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Other Rights

Holders of common stock do not have any conversion, preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to the common stock.

Nasdaq Stock Market Listing

Our common stock is listed on The Nasdaq Stock Market under the symbol “KLTO.” Our warrants are listed on The Nasdaq Stock Market under the symbol “KLTOW.”

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004-1561.

DESCRIPTION OF PREFERRED STOCK

The following summary of certain provisions of our Preferred Stock does not purport to be complete. You should refer to the section of this prospectus titled “Anti-Takeover Effects of The Charter And The Bylaws” and to our Charter, our Bylaws, and the applicable provisions of the DGCL. This information is qualified entirely by reference to the applicable provisions of our Charter, Bylaws, and the DGCL. The rights, preferences, privileges and restrictions of the Preferred Stock of each series will be fixed by the certificate of designation relating to that series.

Preferred Stock

Our Charter authorizes the issuance of 100,000,000 shares of Preferred Stock by the board of directors, in one or more series, and the board of directors may establish the number of shares to be included in each such series and may fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations, and restrictions thereof.

The rights of Preferred Stock could adversely affect the voting power or other rights of the holders of common stock. In addition, the Preferred Stock could be utilized as a method of discouraging, delaying, or preventing a change in control of the Company.

Our board of directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of Preferred Stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deferring, or preventing a change in control of our Company, which might harm the market price of our common stock. See also “Anti-Takeover Effects of The Charter And The Bylaws.”

Each series of Preferred Stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus. To the extent required, this description will include:

●	the maximum number of shares;

●	the designation of the shares;

●	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which the dividends will accrue, the dividend payment dates and whether dividends will be cumulative;

●	the price and the terms and conditions for redemption, if any, including redemption at the option of the Company or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

●	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

●	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

●	the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

●	the voting rights, if any; and

●	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Series B Preferred Stock

The Board of Directors has declared a series of Preferred Stock known as Series B Convertible Preferred Stock (the “Series B Preferred). A total of 6,250,000 shares of Series B Preferred Stock are issued and outstanding.

Voting

The holders of the Series B Preferred Stock are entitled to on an as-converted basis, along with the holders of Common Stock as one class on all matters for which the Stockholders of the Company shall vote.

Dividends

The holders of shares of the Series B Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of assets of the Corporation legally available therefor, dividends on a pro rata basis with all other holders of the Series B Preferred Stock and all holders of Common Stock, as one class.

Conversion Rights.

The holders of shares of Series B Preferred Stock have the right, at its option at any time, to convert each share of Series B Preferred Stock into shares of fully paid and nonassessable share of Common Stock at a conversion price of $0.08 per share of Common Stock (the “Conversion Price”). The Conversion Price is subject to adjustment for stock splits, stock dividends and the like.

Liquidation.

Upon any liquidation, merger, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series B Preferred will be entitled to receive in preference to the holders of Common, an amount equal to the Original Purchase Price of $0.08 per share.

Transfer Agent and Registrar

The Company acts as its own transfer agent for the Series B Preferred Stock. The transfer agent and registrar for any additional series of Preferred Stock that is designated by our board of directors will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future warrants we may offer, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue warrants for the purchase of common stock or Preferred Stock, in one or more series. We may issue warrants independently or together with common stock or Preferred Stock, and the warrants may be attached to or separate from our common stock or Preferred Stock.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

As of June 30, 2025, we have warrants outstanding to purchase an aggregate of 5,071,319 shares of common stock. If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each whole Warrant will be increased in proportion to such increase in the outstanding shares of common stock. The warrant holders, solely by virtue of holding warrants, do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock.

We will describe in the applicable prospectus supplement the terms of any new series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the number of warrants issued with each share of common stock or Preferred Stock;

●	if applicable, the date on and after which the warrants and the related shares will be separately transferable;

●	the number of shares of common stock or Preferred Stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of shares issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the various factors considered in determining the exercise or conversion price of the warrants;

●	the manner in which the warrant agreements and warrants may be modified; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of common stock or Preferred Stock purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights:

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of common stock or Preferred Stock that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the shares purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Delaware.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future units we may offer, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer, or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not restate those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant unit agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section titled “Where You Can Find Additional Information.”

ANTI-TAKEOVER EFFECTS OF THE CHARTER AND THE BYLAWS

We have certain anti-takeover provisions in place as follows:

Special Meeting of Stockholders

Our Bylaws provide that, subject to the rights of the holders of any outstanding series of our Preferred Stock and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by (i) the chairperson of the board of directors, (ii) the chief executive officer, or (iii) a majority vote of our board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that, in addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at our principal executive offices (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting, or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company.

Authorized but Unissued Shares

Our authorized but unissued common stock and Preferred Stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved common stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Exclusive Forum Selection

Our Charter requires that, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the second amended and restated certificate of incorporation or the bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, (i) the foregoing will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) to the fullest extent permitted by the applicable law, the federal district courts of the United States of America for the District of Delaware and the Court of Chancery of the State of Delaware shall have concurrent jurisdiction for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of the Company’s directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. The Company cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm the Company’s business, operating results, and financial condition.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter provides that directors and officers will be indemnified by the Company to the fullest extent authorized by Delaware law as it now exists or may in the future be amended.

Our Bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and the Company’s stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depository or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.

As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account the investor maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the Depository Trust Company, or DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	An investor cannot cause the securities to be registered in the investor’s and cannot obtain non-global certificates for the investor’s interest in the securities, except in the special situations we describe below.

●	An investor will be an indirect holder and must look to such investor’s own bank or broker for payments on the securities and protection of such investor’s legal rights relating to the securities, as we describe above.

●	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

●	An investor may not be able to pledge such investor’s interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

●	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges, and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

●	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

●	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell our securities covered by this prospectus in any of three ways (or in any combination):

●	to or through underwriters or dealers;

●	directly to one or more purchasers; or

●	through agents.

We may distribute the securities:

●	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	at negotiated prices.

Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

●	the name or names of any underwriters, dealers or agents;

●	the amounts of securities underwritten or purchased by each of them;

●	the purchase price of securities and the proceeds we will receive from the sale;

●	any option under which underwriters may purchase additional securities from us;

●	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	the public offering price of the securities;

●	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer, or agent in the applicable prospectus supplement.

Underwriters or dealers may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, dealers, and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers, and underwriters may engage in transactions with, or perform services for us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in the relevant offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in the offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on The Nasdaq Stock Market may engage in passive market making transactions in our common stock, Preferred Stock, and warrants, as applicable on The Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Neither we nor any underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Cyruli, Shanks & Zizmor LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2024 and 2023 appearing in this prospectus and in the registration statement have been audited by BCRG Group. an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a shelf registration statement that we have filed with the SEC. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. The SEC maintains an internet website that contains reports, proxy statements, and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The information contained in, or that can be accessed through, the SEC’s website is not incorporated by reference in, and is not part of, this prospectus or any prospectus supplement.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. We maintain a website at http://www.conduitpharma.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2025 with the SEC on May 15, 2025;

●	our Current Reports on Form 8-K, filed with the SEC on April 1, 2025, April 4, 2025, April 21, 2025, June 2, 2025, June 10, 2025, June 11, 2025, June 13, 2025 and June 30, 2025;

●	the description of our securities contained in our Annual Report on Form 10-K, filed with the SEC on March 31, 2025, as well as any additional amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents by writing us at 13576 Walnut Street, Suite A, Omaha, NE 68144 or by telephoning us at (833) 931-6330.

Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus or any prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JULY 7, 2025

Prospectus Supplement

(to Prospectus dated  [●], 2025)

Up to $50,000,000 of Shares of Common Stock

On July 3, 2025, we entered into a certain Sales Agreement, or sales agreement, with A.G.P./Alliance Global Partners (“A.G.P.”) relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through A.G.P., acting as our sales agent or principal.

We are an “emerging growth company” and “smaller reporting company” as defined under U.S. federal securities laws and are subject to reduced public company reporting requirements. Our shares of common stock are listed on The Nasdaq Stock Market (“Nasdaq”) under the symbol “KLTO”. The last sale price of our shares of common stock on July 1, 2025 was $1.06 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). If authorized by us in writing, A.G.P. may also sell shares of our common stock in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and A.G.P. agree on any method of distribution other than sales of shares of our common stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. A.G.P. is not required to sell any specific number or dollar amount of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to A.G.P. for sales of common stock sold pursuant to the sales agreement will be equal to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement, in addition to reimbursement of certain expenses. See “Plan of Distribution.” In connection with the sale of the common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is       , 2025

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About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was initially filed with the SEC on July 3, 2025, and was declared effective by the SEC on  [●], 2025. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying prospectus. The accompanying prospectus provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering include all material information relating to this offering. We have not authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus.

This prospectus supplement relates only to an offering of up to $50,000,000 of shares of our common stock through A.G.P. These sales, if any, will be made pursuant to the terms of the sales agreement entered into between us and A.G.P. on July 3, 2025, a copy of which is incorporated by reference into this prospectus supplement.

No action is being taken in any jurisdiction outside the United States to permit a public offering of these securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein which are summaries only and are not intended to be complete. Reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our”, “Klotho” refer to Klotho Neurosciences Inc., a Delaware corporation.

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Prospectus Supplement Summary

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” beginning on page S-3 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Overview

Klotho Neurosciences is dedicated to realizing the potential of biologic, cell and gene therapies to offer transformative patient outcomes in areas of high unmet medical need by extending the reach of protein, cell, and gene therapies to highly prevalent neurodegenerative disorders like amyotrophic lateral sclerosis (ALS) and Alzheimer’s disease as they are universally fatal neurodegenerative diseases. Our vision is to build a leading gene therapy company for the treatment of cancer and neurodegenerative diseases by progressing our α-Klotho gene therapy research programs and identifying, developing, and commercializing other novel gene therapy treatments for neurodegenerative diseases, cancer and other age-related pathologies.

We have assembled a portfolio of protein and gene therapy candidates in partnership with leading scientific institutions and have built a team with extensive experience in the biotechnology commercialization and gene therapy space. Our team will pursue new innovations in vector design and delivery to optimize our investigational gene therapy product candidates for safety, potency, durability, and clinical response. We plan on building integrated internal development capabilities from product development through commercialization and focus on accelerating the pace of product development in the clinic. In addition, as part of our ongoing business strategy, we continue to explore potential opportunities to acquire or license new product candidates as well as opportunities for partnership or collaboration on our existing products in development.

Our initial focus will be on our cell therapy and gene therapy platform that uses a gene therapy approach to introduce a human gene sequence that produces a therapeutic protein called “Klotho” inside the body to treat neurodegenerative diseases and other diseases of aging (a platform technology in-licensed from the Autonomous University of Barcelona (UAB). With an initial focus on the therapeutic potential of the human α-Klotho gene, we find that there is limited competition investigating this target due to our intellectual property position relating to the secreted form of the Klotho protein (“s-KL”) and technology know-how.

Our Research Pipeline

We seek to develop essential medicines for the treatment of chronic diseases — cancer, cardiovascular, muscle, skin, and neurodegenerative disorders. Our cell and gene therapy platform consists of proprietary technology programs (patents issued and pending) that include a gene therapy program that uses a gene therapy approach to produce a therapeutic protein called “Klotho” inside the body to treat neurodegenerative diseases and other diseases of aging (in-licensed pending patent applications from UAB). The Company may develop all technologies, or it may decide to sell or partner and out-license certain technologies with other companies.

The gene therapy product candidates are in the pre-clinical stage of development. The Company plans to seek market approval in countries where we have issued and/or pending patents, to include the U.S., Canada, Europe, China and other viable markets.

Our primary focus for 2025 is the advancement of a sustainable portfolio of cell and gene therapy product candidates for age-associated neurologic diseases, both rare “orphan diseases” as well as diseases in larger patient populations. The following table describes our α-Klotho product pipeline.

Corporate Information

On May 30, 2023, the Company, then known as Redwoods Acquisition Corp. and a newly formed wholly-owned Wyoming subsidiary of Redwoods Acquisition Corp. (“Merger Sub”) entered into a Business Combination Agreement with ANEW Medical, Inc., a Wyoming corporation (“ANEW Wyoming”). On June 21, 2024, at the closing of the Business Combination Agreement, Merger Sub merged with and into ANEW Wyoming and ANEW Wyoming become a wholly-owned subsidiary of Redwoods. At the same time, the name of the Company was changed to ANEW Medical, Inc. On September 17, 2024, the Company’s name was change to Klotho Neurosciences, Inc.

The business combination was accounted for as a reverse recapitalization. ANEW Wyoming was deemed the accounting predecessor, and the combined entity is the successor SEC registrant, meaning that the ANEW Wyoming’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC.

Our principal executive offices are located at 13576 Walnut Street, Suite A, Omaha, NE 68144, and our telephone number is (833) 931-6330. Our website address is www.klothoneuro.com. The information contained on or otherwise accessible through our website is not part of this prospectus.

The Offering

Common Stock Offered	Shares of our common stock having an aggregate offering price of up to $50,000,000 pursuant to the sales agreement.

Manner of the Offering	“At the market offering” that may be made from time to time through or to A.G.P. as sales agent or principal. See “Plan of Distribution”.

Common Stock Currently Outstanding	52,703,070

Common Stock to Be Outstanding Immediately Following This Offering	Up to 99,872,881shares of our common stock, assuming sales at a price of $1.06 per share, which was the closing price on Nasdaq on July 1, 2025. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time under this offering.

Use of Proceeds	We intend to use the net proceeds from this offering for working capital and for general corporate purposes. See “Use of Proceeds” on page S-5 of the prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Stock Symbol	KLTO

The number of shares of common stock to be outstanding after this is based on 52,703,070 shares outstanding as of June 30, 2025, and excludes:

●	5,071,319 shares of common stock underlying outstanding public warrants at an exercise price of $3.49 per share;

●	1,821,000 shares of common stock underlying outstanding options at a weighted average exercise price of $0.49 per share;

●	6,250,000 shares of our common stock issuable upon conversion of all shares of our Series B Preferred stock

●	408,691 shares available for future issuance under the Klotho Neurosciences Inc. 2024 Incentive Plan.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of options or exercise of warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors described below and discussed in the sections titled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2024 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in all applicable prospectus supplements and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus supplement, together with all of the other information contained in this prospectus supplement, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition, and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-5 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future.

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase in the offering.

The shares sold in this offering, if any, will be sold from time to time at various prices. The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 47,169,811 shares of our common stock are sold during the term of the sales agreement with A.G.P. at a price of $1.06 per share, the last reported sale price of our common stock on the Nasdaq on July 1, 2025, for net proceeds of approximately $48.9 million, you will experience immediate dilution of $0.44 per share, representing the difference between our pro forma net tangible book value per share as of June 30, 2024 and the assumed offering price. The future exercise of warrants for shares of our common stock and the exercise of outstanding stock options following the date of this prospectus supplement may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement with A.G.P., at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement with A.G.P. and compliance with applicable law, we have the discretion to deliver placement notices to A.G.P. at any time throughout the term of the sales agreement. The number of shares that are sold by A.G.P. after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with A.G.P.

Sales of a significant number of shares of our common stock in the public markets or significant short sales of our common stock, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, could depress the market price of our common stock. This offering may contribute to a depressed market price of our common stock. If there are significant short sales of our common stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the common stock to sell their shares, thereby contributing to sales of common stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

Special Note Regarding Forward-Looking Statements

This prospectus supplement and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to:

●	our ability to meet future capital requirements to fund our operations, which may involve debt and/or equity financing, and to obtain such debt and/or equity financing on favorable terms, and our sources and uses of cash

●	the ability to maintain the listing of our securities on Nasdaq, and the potential liquidity and trading of our securities;

●	the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against us;

●	the risk of disruption to our current plans and operations;

●	the ability to recognize the anticipated benefits of our business and the business combination (as described above), which may be affected by, among other things, competition and the ability to grow, manage growth profitably, and retain key employees;

●	costs related to our business;

●	changes in applicable laws or regulations;

●	our ability to execute our plans to develop and commercialize our current clinical assets, as well as any future clinical assets that we license, and the timing of any such commercialization;

●	our ability to maintain existing license agreements;

●	our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

●	our ability to achieve and maintain profitability in the future;

●	our financial performance; and

●	other factors disclosed under the section entitled “Risk Factors” herein.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “intends,” “may,” “plans,” “potential,” “will,” “would,” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks in the section titled “Risk Factors”, in any prospectus supplement and free writing prospectuses we may authorize for use in connection with this offering, and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Use of Proceeds

We may issue and sell shares of common stock having aggregate sales proceeds of up to $50,000,000 from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under, or fully utilize, the sales agreement with A.G.P.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. This represents our best estimate based on the current status of our business, but we have not reserved or allocated amounts for specific purposes and cannot specify with certainty how or when we will use any of the net proceeds. Additionally, we plan to use the net proceeds for our manufacturing and process development for KLTO-202, our investigational gene therapy treatment for amyotrophic lateral sclerosis (ALS) and to to initiate Phase 1 clinical trials evaluating our KLTO-202 gene therapy candidate.

Pending application of the net proceeds as described above, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

Dilution

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share paid by the purchaser in this offering and our pro forma as adjusted net tangible book value per share immediately after this offering.

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share paid by the purchaser in this offering and our pro forma as adjusted net tangible book value per share immediately after this offering.

Our historical net tangible book value as of March 31, 2025 was approximately ($1.7 million), or ($0.06) per share of common stock. We calculate tangible book value (deficit) per share by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2025.

Our pro forma net tangible book value as of March 31, 2025, was approximately $14.7 million, or approximately $0.22 per share, on a pro forma basis to give effect to (i) the exercise of public and private warrants net of placement agent expenses and (ii) an aggregate investment of $1 million in two private placements.

After to giving effect to the offering of $50,000,000 of our common stock at an assumed offering price of $1.06 per share (the closing trading price of our stock on July 1, 2025) and after deducting fees of AGP and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2025 is $46.8 million. This represents an immediate accretion in net tangible book value of $0.68 per share of common stock to existing shareholders, and an immediate dilution in net tangible book value of $0.44 per share of common stock, to purchasers of common stock in this offering at an assumed offering price of $1.06.

Assumed offering price per share of Common Stock	$1.06
Net tangible book value (deficit) per share as of March 31, 2025	(0.06)
Pro forma net tangible book value per share as of March 31, 2025	0.22
Net increase in net tangible book value per share attributable to existing stockholders	0.68
Pro forma as adjusted net tangible book value per share as of March 31, 2025	0.62
Dilution in net tangible book value per share to new investors in the offering	(0.44)

The foregoing discussion and table illustrates the dilution in net tangible book value per share to new investors as of March 31, 2025. The foregoing table illustrates this calculation on a per share basis. The pro forma as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices. We will not offer and sell shares in excess of any amount that would cause the number of our outstanding shares to exceed the number of shares then authorized to be issued under our certificate of incorporation.

The number of shares of common stock to be outstanding after this is based on 52,703,070 shares outstanding as of March 31, 2025, and excludes:

●	5,071,319 shares of common stock underlying outstanding public warrants at an exercise price of $3.49 per share;

●	1,821,000 shares of common stock underlying outstanding options at a weighted average exercise price of $0.49 per share;

●	6,250,000 shares of our common stock issuable upon conversion of all shares of our Series B Preferred stock

●	408,691 shares available for future issuance under the Klotho Neurosciences Inc. 2024 Incentive Plan.

The discussion and table above assume no exercise of outstanding options or warrants. To the extent that options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Plan of Distribution

We have entered into the sales agreement with A.G.P. under which we may issue and sell shares of our common stock from time to time up to $50,000,000 to or through A.G.P., acting as our sales agent or principal. The sales of our common stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for our common stock or to or through a market maker. If we and A.G.P. agree on any method of distribution other than sales of shares of our common stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Each time that we wish to issue and sell shares of our common stock under the sales agreement, we will provide A.G.P. with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell shares of our common stock under the terms and subject to the conditions of the placement notice and the sales agreement. We or A.G.P. may suspend the offering of common stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of common stock, unless the parties agree otherwise, will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of common stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of common stock sold through A.G.P. under the sales agreement, the net proceeds to us and the compensation paid by us to A.G.P. in connection with the sales of common stock under the sales agreement.

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving three days’ prior notice to A.G.P. A.G.P. may terminate the sales agreement under the circumstances specified in the sales agreement and in its sole discretion at any time by giving three days’ prior notice to us.

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus supplement electronically.

Fees and Expenses

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our common stock pursuant to the sales agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our common stock on our behalf pursuant to the sales agreement. We have also agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $50,000 and up to an additional $5,000 per calendar quarter (and in no event more than $20,000 per fiscal year for maintenance. We have also agreed to reimburse A.G.P. for its reasonable and documented out of pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $10,000 for each program “refresh” (filing of a new registration statement, prospectus, or prospectus supplement relating to the Placement Shares and/or an amendment to the sales agreement)

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the sales agreement, will be approximately $140,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Regulation M

In connection with the sale of the common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts.

A.G.P. will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our common stock.

Indemnification

We have agreed to indemnify A.G.P. against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the A.G.P. may be required to make in respect of such liabilities.

Listing

Our common stock is listed on Nasdaq under the symbol “KLTO” and our warrants are on Nasdaq under the symbol “KLTOW.”

Other Relationships

We have had no prior relationship with A.G.P. and/or its affiliates but may in the future engage, in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which it would receive customary fees and expenses. In addition, in the ordinary course of its business activities, A.G.P. and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Cyruli, Shanks & Zizmor LLP, New York, New York. Thompson Hine LLP, New York, New York, is acting as counsel for A.G.P. in connection with this offering.

EXPERTS

Our consolidated financial statements as of December 31, 2024 and 2023 appearing in this prospectus and in the registration statement have been audited by BCRG Group. an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2025 with the SEC on May 15, 2025;

●	our Current Reports on Form 8-K, filed with the SEC on January 24, 2025, February 24, 2025, April 1, 2025, April 4, 2025, April 21, 2025, June 2, 2025, June 10, 2025, June 11, 2025 and June 13, 2025.

●	the description of our securities contained in our Annual Report on Form 10-K, filed with the SEC on March 31, 2025, as well as any additional amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents by writing us at 13576 Walnut Street, Suite A, Omaha, NE 68144 or by telephoning us at (833) 931-6330.

Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Where You Can Find Additional Information

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC.

We also maintain a website at www.klothoneuro.com through which you can access our SEC filings free of charge. The information set forth on our website is not part of this prospectus supplement.

Up to $50,000,000 of Shares of Common Stock

PROSPECTUS SUPPLEMENT

A.G.P.

____, 2025

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JULY 7, 2025

Prospectus Supplement

(to Prospectus dated July  [●] , 2025)

Up to 12,500,000 Shares of Common Stock

to be Sold by Selling Shareholders

This prospectus relates to the offer and sale by the selling shareholders of up to an aggregate 12,500,000 Shares of Common Stock of the Company, which consists of 6,250,000 shares of Common Stock previously sold to two investors in a transaction exempt from the registration requirements of the Securities Act and 6,250,000 hares of Common Stock issuable upon the conversion of shares of the Company’s Series B Preferred Stock sold to an investor in a transaction exempt from the registration requirements of the Securities Act.

This prospectus provides you with a general description of the Common Shares offered hereby and the general manner in which the selling shareholders may offer such securities. More specific terms of any securities that the selling shareholders offer may be provided in a prospectus supplement, if required, that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of Common Shares to be offered by the selling shareholders. However, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of Common Shares by the selling shareholders pursuant to this prospectus. Our registration of the Common Shares covered by this prospectus does not mean that the selling shareholder will offer or sell any of the Common Shares. The selling shareholders may sell the Common Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling shareholder may sell the Common Shares in the section entitled “Plan of Distribution.”

We are an “emerging growth company” and “smaller reporting company” as defined under U.S. federal securities laws and are subject to reduced public company reporting requirements. Our shares of common stock are listed on The Nasdaq Stock Market (“Nasdaq”) under the symbol “KLTO”. The last sale price of our shares of common stock on July 1, 2025 was $1.06 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-2 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is       , 2025

Neither we nor the selling shareholders have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the selling shareholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Common Shares offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date.

S-i

About This Prospectus Supplement

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling shareholder may, from time to time, offer and sell any combination of the Common Shares described in this prospectus in one or more offerings. This prospectus generally describes Klotho Neuroscience, Inc, and its securities, including its Common Stock. The selling shareholders may use the shelf registration statement to sell up to an aggregate of 12,500,000 shares of Common Stock from time to time through any means described in the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of the Common Stock to be offered by the selling shareholder. However, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of Common Stock by the selling shareholders pursuant to this prospectus. More specific terms of any shares of the Common Stock that the selling shareholders offers may be provided in a prospectus supplement, if required, that describes, among other things, the specific amounts and prices of the Common Stock being offered and the terms of the offering. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No action is being taken in any jurisdiction outside the United States to permit a public offering of these securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein which are summaries only and are not intended to be complete. Reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our”, “Klotho” refer to Klotho Neurosciences Inc., a Delaware corporation.

S-ii

Prospectus Supplement Summary

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” beginning on page S-2 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Overview

Klotho Neurosciences is dedicated to realizing the potential of biologic, cell and gene therapies to offer transformative patient outcomes in areas of high unmet medical need by extending the reach of protein, cell, and gene therapies to highly prevalent neurodegenerative disorders like amyotrophic lateral sclerosis (ALS) and Alzheimer’s disease as they are universally fatal neurodegenerative diseases. Our vision is to build a leading gene therapy company for the treatment of cancer and neurodegenerative diseases by progressing our α-Klotho gene therapy research programs and identifying, developing, and commercializing other novel gene therapy treatments for neurodegenerative diseases, cancer and other age-related pathologies.

We have assembled a portfolio of protein and gene therapy candidates in partnership with leading scientific institutions and have built a team with extensive experience in the biotechnology commercialization and gene therapy space. Our team will pursue new innovations in vector design and delivery to optimize our investigational gene therapy product candidates for safety, potency, durability, and clinical response. We plan on building integrated internal development capabilities from product development through commercialization and focus on accelerating the pace of product development in the clinic. In addition, as part of our ongoing business strategy, we continue to explore potential opportunities to acquire or license new product candidates as well as opportunities for partnership or collaboration on our existing products in development.

Our initial focus will be on our cell therapy and gene therapy platform that uses a gene therapy approach to introduce a human gene sequence that produces a therapeutic protein called “Klotho” inside the body to treat neurodegenerative diseases and other diseases of aging (a platform technology in-licensed from the Autonomous University of Barcelona (UAB). With an initial focus on the therapeutic potential of the human α-Klotho gene, we find that there is limited competition investigating this target due to our intellectual property position relating to the secreted form of the Klotho protein (“s-KL”) and technology know-how.

Our Research Pipeline

We seek to develop essential medicines for the treatment of chronic diseases — cancer, cardiovascular, muscle, skin, and neurodegenerative disorders. Our cell and gene therapy platform consists of proprietary technology programs (patents issued and pending) that include a gene therapy program that uses a gene therapy approach to produce a therapeutic protein called “Klotho” inside the body to treat neurodegenerative diseases and other diseases of aging (in-licensed pending patent applications from UAB). The Company may develop all technologies, or it may decide to sell or partner and out-license certain technologies with other companies.

The gene therapy product candidates are in the pre-clinical stage of development. The Company plans to seek market approval in countries where we have issued and/or pending patents, to include the U.S., Canada, Europe, China and other viable markets.

Our primary focus for 2025 is the advancement of a sustainable portfolio of cell and gene therapy product candidates for age-associated neurologic diseases, both rare “orphan diseases” as well as diseases in larger patient populations. The following table describes our α-Klotho product pipeline.

Corporate Information

On May 30, 2023, the Company, then known as Redwoods Acquisition Corp. and a newly formed wholly-owned Wyoming subsidiary of Redwoods Acquisition Corp. (“Merger Sub”) entered into a Business Combination Agreement with ANEW Medical, Inc., a Wyoming corporation (“ANEW Wyoming”). On June 21, 2024, at the closing of the Business Combination Agreement, Merger Sub merged with and into ANEW Wyoming and ANEW Wyoming become a wholly-owned subsidiary of Redwoods. At the same time, the name of the Company was changed to ANEW Medical, Inc. On September 17, 2024, the Company’s name was change to Klotho Neurosciences, Inc.

The business combination was accounted for as a reverse recapitalization. ANEW Wyoming was deemed the accounting predecessor, and the combined entity is the successor SEC registrant, meaning that the ANEW Wyoming’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC.

Our principal executive offices are located at 13576 Walnut Street, Suite A, Omaha, NE 68144, and our telephone number is (833) 931-6330. Our website address is www.klothoneuro.com. The information contained on or otherwise accessible through our website is not part of this prospectus.

The Offering

S-1

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors described below and discussed in the sections titled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2024 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in all applicable prospectus supplements and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus supplement, together with all of the other information contained in this prospectus supplement, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition, and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

S-2

Special Note Regarding Forward-Looking Statements

This prospectus supplement and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to:

●	our ability to meet future capital requirements to fund our operations, which may involve debt and/or equity financing, and to obtain such debt and/or equity financing on favorable terms, and our sources and uses of cash

●	the ability to maintain the listing of our securities on Nasdaq, and the potential liquidity and trading of our securities;

●	the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against us;

●	the risk of disruption to our current plans and operations;

●	the ability to recognize the anticipated benefits of our business and the Business Combination (as defined above), which may be affected by, among other things, competition and the ability to grow, manage growth profitably, and retain key employees;

●	costs related to our business;

●	changes in applicable laws or regulations;

●	our ability to execute our plans to develop and commercialize our current clinical assets, as well as any future clinical assets that we license, and the timing of any such commercialization;

●	our ability to maintain existing license agreements;

●	our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

●	our ability to achieve and maintain profitability in the future;

●	our financial performance; and

●	other factors disclosed under the section entitled “Risk Factors” herein.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “intends,” “may,” “plans,” “potential,” “will,” “would,” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks in the section titled “Risk Factors”, in any prospectus supplement and free writing prospectuses we may authorize for use in connection with this offering, and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

S-3

Use of Proceeds

We will not receive any proceeds from the sale of the Common Stock offered under this prospectus. Any proceeds from the sale of Common Stock under this prospectus will be received by the selling shareholders. However, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of Common Stock by the selling shareholders pursuant to this prospectus.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

SELLING STOCKHOLDERS

The following table presents information regarding each selling stockholder and the shares that each such stockholder may offer and sell from time to time under this prospectus as of June 30, 2025. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

	Beneficial Ownership Prior to the Offering		Number of Shares	Beneficial Ownership After the Offering (2)
Name of Selling Stockholder	Number	Percentage	Offered	Number	Percentage
Greenfield Investments Ltd (3)(4)	6,250,000	11.8%	6,250,000	—	—%
North York, Ltd. (5)	5,000,000	9.5%	5,000,000	—	—%
Strategic EP, LLC (6)	1,250,000	1.8%	1,250,000	—	—%

(1)	Based on 52,703,070 shares of common stock issued and outstanding as of June 30, 2025.
(2)	We have assumed all shares of common stock included in this prospectus have been sold and that no additional shares have been acquired by the selling stockholders or have been issued by us.
(3)	Assumes conversion of all of the shares of Series B Preferred Stock held by such Selling Stockholder.
(4)	The principal of Greenfield Investments Ltd is Peter Karam.
(5)	The principal of North York, Ltd. is Ashwood Forbes.
(6)	The principal of Strategic EP, LLC is Alex Deitch.

Material Relationships with Selling Shareholders

We have no material relationship with the selling shareholders other than them being stockholders of the Company.

Any applicable prospectus supplement, amendment or other permissible disclosure document will also disclose whether the selling shareholder has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

S-4

Plan of Distribution

The shares of Common Stock are being registered to permit the selling shareholders to offer and sell such shares from time to time after the date of this prospectus. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the offering by the selling shareholders of the Common Stock offered under this prospectus. If the shares are sold through underwriters or broker-dealers, we will not be responsible for underwriting discounts or commissions or agents’ commissions.

The selling shareholders may use any one or more of the following methods when disposing of their shares of Common Stock pursuant to this prospectus or interests therein:

●	on the Nasdaq or any national securities exchange or quotation service on which the Common Stock may be listed or quoted at the time of sale;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in underwritten transactions;

●	distributions to members, general partners and limited partners;

●	short sales effected after the date the registration statement of which this prospectus is a part becomes effective;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such Common Stock at a stipulated price per security; and

●	a combination of any such methods of sale or by any other legally available means.

In addition, any shares of Common Stock that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

S-5

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the Common Shares owned by it and, if a selling shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling shareholders to include the pledgee, transferee or other successors in interest as the selling shareholders under this prospectus. In connection with the sale of our Common Shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Shares in the course of hedging the positions they assume.

The selling shareholders may also sell their shares of Common Stock short and deliver these securities to close out its short positions, or loan or pledge their shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders also may transfer their Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling shareholders for purposes of this prospectus. The number of shares of shares of Common Stock beneficially owned by a selling shareholders will decrease as and when it transfers its securities or defaults in performing obligations secured by such shares. The plan of distribution for the shares of Common Stock offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, distributees, pledgees, affiliates, other secured parties or other successors in interest will be selling shareholders for purposes of this prospectus.

The aggregate proceeds to a selling shareholder from the sale of the Common Stock will be the purchase price of the Common Stock less discounts and commissions, if any.

In offering the Common Stock covered by this prospectus, the selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling shareholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. If a selling shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the Common Stock to be sold, the name of the selling shareholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Under the securities laws of some states, if applicable, the Common Stock registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling shareholders are subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the Common Stock offered in this prospectus by a selling shareholder. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of a selling shareholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of our Common Stock and the ability of any person or entity to engage in market-making activities for the Common Stock.

We cannot assure you that the selling shareholders will sell all or any portion of the Common Stock registered pursuant to this registration statement. The selling shareholders may have agreements with underwriters, dealers and agents to indemnify it against certain civil liabilities, including liabilities under the Securities Act, and to reimburse it for certain expenses.

S-6

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Cyruli, Shanks & Zizmor LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2024 and 2023 appearing in this prospectus and in the registration statement have been audited by BCRG Group. an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2025 with the SEC on May 15, 2025;

●	our Current Reports on Form 8-K, filed with the SEC on April 1, 2025, April 4, 2025, April 21, 2025, June 2, 2025, June 10, 2025, June 11, 2025, June 13, 2025 and June 30, 2025;

●	the description of our securities contained in our Annual Report on Form 10-K, filed with the SEC on March 31, 2025, as well as any additional amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents by writing us at 13576 Walnut Street, Suite A, Omaha, NE 68144 or by telephoning us at (833) 931-6330.

Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

S-7

Where You Can Find Additional Information

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC.

We also maintain a website at www.conduitpharma.com through which you can access our SEC filings free of charge. The information set forth on our website is not part of this prospectus supplement.

S-8

Up to 12,500,000 of Shares of Common Stock

By Selling Stockholders

PROSPECTUS SUPPLEMENT

KLOTHO NEUROSCIENCES, INC.

July ____, 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities pursuant to this registration statement:

SEC registration fee	$10,105
Accounting fees and expenses	$5,000	*
Legal fees and expenses	$75,000	*
Printing and miscellaneous expenses	$10,000	*
Total	$100,105	*

*	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated as of the date of this registration statement.

Item 15. Indemnification of Officers and Directors.

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)

(1) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of these paragraphs (c)(1) and (2) of this section shall mean only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of this State as if they were nonresidents to apply § 3114(b) of Title 10 to this sentence).

(2) The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) By the stockholders.

(e)	Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section. For purposes of this subsection, insurance shall include any insurance provided directly or indirectly (including pursuant to any fronting or reinsurance arrangement) by or through a captive insurance company organized and licensed in compliance with the laws of any jurisdiction, including any captive insurance company licensed under Chapter 69 of Title 18, provided that the terms of any such captive insurance shall:

(1)	Exclude from coverage thereunder, and provide that the insurer shall not make any payment for, loss in connection with any claim made against any person arising out of, based upon or attributable to any (i) personal profit or other financial advantage to which such person was not legally entitled or (ii) deliberate criminal or deliberate fraudulent act of such person, or a knowing violation of law by such person, if (in the case of the foregoing paragraph (g)(1)(i) or (ii) of this section) established by a final, nonappealable adjudication in the underlying proceeding in respect of such claim (which shall not include an action or proceeding initiated by the insurer or the insured to determine coverage under the policy), unless and only to the extent such person is entitled to be indemnified therefor under this section;

(2)	Require that any determination to make a payment under such insurance in respect of a claim against a current director or officer (as defined in paragraph (c)(1) of this section) of the corporation shall be made by an independent claims administrator or in accordance with the provisions of paragraphs (d)(1) through (4) of this section; and

(3)	Require that, prior to any payment under such insurance in connection with any dismissal or compromise of any action, suit or proceeding brought by or in the right of a corporation as to which notice is required to be given to stockholders, such corporation shall include in such notice that a payment is proposed to be made under such insurance in connection with such dismissal or compromise.

For purposes of paragraph (g)(1) of this section, the conduct of an insured person shall not be imputed to any other insured person. A corporation that establishes or maintains a captive insurance company that provides insurance pursuant to this section shall not, solely by virtue thereof, be subject to the provisions of Title 18.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Section 8.2 of the Company’s second amended and restated certificate of incorporation provides:

“(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the ByLaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 16. Exhibits

See the Exhibit Index on the page immediately following the signature page to this registration statement for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That, for purposes of determining any liability under the Securities Act of 1933:

(1)	the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of the registration statement as of the time it was declared effective; and

(2)	each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Sales Agreement
2.1	Business Combination Agreement, dated May 30, 2023, by and among Redwoods Acquisition Corp., ANEW MEDICAL SUB, INC. and ANEW MEDICAL, INC. **
2.2	Amendment No.1 to Business Combination Agreement, dated November 4, 2023, by and among Redwoods Acquisition Corp., ANEW MEDICAL SUB, INC. and ANEW MEDICAL, INC. **
3.1	Amended and Restated Certificate of Incorporation of Redwoods Acquisition Corp. (incorporated by reference to Exhibit 3.1 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**
3.2	Bylaws of Redwoods Acquisition Corp. (incorporated by reference to Exhibit 3.4 filed with Redwoods’ registration statement on Form S-1 filed by the Registrant on March 10, 2022).**
3.3	Form of Second Amended and Restated Certificate of Incorporation of Redwoods Acquisition Corp. **
3.4	Form of Amended and Restated Bylaws of Redwoods Acquisition Corp. **
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to Redwoods’ Registration Statement on Form S-1 filed with the SEC on March 10, 2022).**
4.2	Specimen Class A Common Stock Certificate. **
4.3	Specimen Warrant Certificate **
4.4	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant **
5.1	Legal opinion of Cyruli Shanks & Zizmor, LLP
10.1	Lock-Up Agreement, dated as of May 30, 2023, by and among Redwoods Acquisition Corp. and the other parties named therein **
10.2	Sponsor Support Agreement, dated as of December 29, 2023, by and among Redwoods Acquisition Corp., Redwoods Capital LLC, and other parties thereto **
10.3	Voting and Support Agreement, dated as of May 30, 2023, by and among Redwoods Acquisition Corp., ANEW MEDICAL, INC. and the other parties named therein **
10.4	2023 Stock Incentive Plan **
10.5	Registration Rights Agreement, dated May 30, 2023, by and among Redwoods Acquisition Corp., certain stockholders of ANEW MEDICAL, INC. and the Founder Holders (incorporated by reference to Exhibit 10.3 to Redwoods’ Current Report on Form 8-K filed with the SEC on June 5, 2023).**
10.6	Letter Agreement, dated March 30, 2022, by and among Redwoods Acquisition Corp. and its officers, directors and the Sponsor (incorporated by reference to Exhibit 10.1 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**
10.7	Investment Management Trust Agreement, dated March 30, 2022, by and between Redwoods Acquisition Corp. and Continental Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.2 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**
10.8	Registration Rights Agreement, dated March 30, 2022, by and among Redwoods Acquisition Corp. and certain security holders named therein (incorporated by reference to Exhibit 10.4 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**
10.9	Administrative Support Agreement, dated March 30, 2022, by and between Redwoods Acquisition Corp. and the Sponsor (incorporated by reference to Exhibit 10.8 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**
10.10	Indemnity Agreements, Each dated as of March 30, 2022, by and between the Registrant and Each of the officers and directors of the Registrant (incorporated by reference to Exhibit 10.7 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**

10.11	Subscription Agreement, dated March 30, 2022, by and between the Registrant and the Sponsor (incorporated by reference to Exhibit 10.5 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**
10.12	Subscription Agreement, dated March 30, 2022, by and between the Registrant and the Sponsor (incorporated by reference to Exhibit 10.6 to Redwoods’ Current Report on Form 8-K filed with the SEC on April 4, 2022).**
10.13	Sponsored Research Agreement with Universitat Autònoma de Barcelona.**
10.14	Exclusive license with Universitat Autònoma de Barcelona and Institució Catalana De Recerca I Estudis Avançats for the cognition and Alzheimer’s related inventions covered by USPTO Application No.: 15/777,456.**
10.15	Exclusive license with Universitat Autònoma de Barcelona and Institució Catalana De Recerca I Estudis Avançats for the neuromuscular related inventions covered by USPTO Application No.: 18/299,989.**
10.16	Non-exclusive license with University of Heidelberg, Germany for the myotropic AAV capsids related inventions covered by USPTO Application No. 17/051,123.**
10.17	Exclusive license agreement and exclusive license and manufacturing agreement in licensed territories with Reliance Life Science Private Limited.**
14	Code of Ethics of Redwoods Acquisition Corp. (incorporated by reference to Exhibit 14 to Redwoods’ Registration Statement on Form S-1 filed with the SEC on March 10, 2022).**
23.1	Consent of Cyruli Shanks & Zizmor, LLP (included in Exhibit 5.1)
23.2	Consent of BCRG Group
25.1*	Form T-1 Statement of Eligibility to act as trustee under Indenture
107	Filing Fee Calculation Table

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Omaha, State of Nebraska, on July 7, 2025.

Klotho Neurosciences, Inc.

By:	/s/ Joseph A. Sinkule
Joseph A. Sinkule
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A, Sinkule, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity in Which Signed	Date

/s/ Joseph A. Sinkule	Chief Executive Officer and Chairman	July 7, 2025
Dr. Joseph A. Sinkule	(Principal Executive Officer)

/s/ Jeffrey LeBlanc	Chief Financial Officer	July 7, 2025
Jeffrey LeBlanc	(Principal Financial and Accounting officer)

/s/ Shalom Z. Hirschman	Director	July 7, 2025
Dr. Shalom Z. Hirschman

/s/ Samuel Zentman	Director	July 7, 2025
Samuel Zentman

/s/ Riad El-Dada	Director	July 7, 2025
Riad El-Dada